UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

SVI MEDIA, INC.
(Formerly Oxford Media, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1520 W. Altorfer Drive
Peoria, Illinois 61615-1529
(Address of principal executive offices) (Zip Code)

(800) 255-1143
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2008, the company and its wholly owned subsidiary, OxfordSVI, Inc. (collectively, the “Company”), executed an Asset Purchase Agreement (the “Agreement”) with Maximus Multimedia International, LLC (“Maximus”), pursuant to which the Company has agreed to sell substantially all of its assets to Maximus.  Closing of the transaction is expected to occur in late May and is subject to the approval of the Bankruptcy Court.  A hearing has been set for May 16, 2008, for the Bankruptcy Court to consider the Agreement.

Under the Agreement, Maximus will purchase the assets of the Company, excluding cash and accounts receivable, for a total consideration of $6,000,000; consisting of $3,000,000 in cash to be paid at closing and a credit bid of $3,000,000.  Certain senior secured creditors of the Company assigned their rights as creditors to Maximus, thereby allowing Maximus to make the credit bid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVI MEDIA, INC.
(Registrant)

/s/ MICHAEL T. HARDING
Michael T. Harding
President and Chief Executive Officer

DATE: May 5, 2008